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Sarah Spitz
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SunPower Corporation to Close Manufacturing Facility in Hillsboro, Oregon

SAN JOSE, Calif., Jan. 7, 2021 — SunPower Corp. (NASDAQ:SPWR), a leading solar technology and energy service provider, today announced that it will close SunPower Manufacturing Oregon, LLC, its solar panel manufacturing plant in Hillsboro, Ore.

“We made the difficult but necessary decision to close our plant after careful evaluation and the change in focus of our business over recent months,” said Tom Werner, CEO and Chairman of the board of SunPower. “We recognize how hard this is for all the employees impacted and are dedicated to helping them through this transition.”

In August 2020, SunPower completed the spin-off of Maxeon Solar Technologies, Ltd. The spin-off encompassed international panel manufacturing and associated sales, which is now run by Maxeon. Following the split, SunPower is focused on innovative solar and battery storage system sales and services for customers in the U.S. and Canada, as well as developing downstream energy services products like energy management software. SunPower is continuing to provide the most powerful and efficient solar panels through a supply agreement with Maxeon.

The decision to close the plant will impact approximately 170 employees. SunPower will provide all impacted employees with comprehensive separation packages, including severance, work transition assistance and six months of COBRA for continuation of health insurance coverage. The company will source and present open positions from other area employers, host a virtual job fair to assist in securing new employment, and encourage employees to apply for open positions at SunPower if they are willing to relocate.

The company is taking steps to cease operations by March 2021 and complete the wind-down of the facility in early June while simultaneously looking into other options. These include selling the plant, exploring a joint venture option or assessing potential partnerships.

SunPower will continue its distributed generation investments consistent with its business strategy. Its U.S. workforce of about 1,200 employees in numerous cities across ten states is currently growing with demand. Additionally, SunPower has a network of more than 700 independent residential and commercial dealers across 46 states – each its own small business – totaling more than 17,000 U.S. jobs.

About SunPower
Headquartered in California's Silicon Valley, SunPower (NASDAQ:SPWR) is a leading Distributed Generation Storage and Energy Services provider in North America. SunPower offers the only solar + storage solution designed and warranted by one company that gives customers control over electricity consumption and resiliency during power outages while providing cost savings to homeowners, businesses, governments, schools and utilities. For more information, visit www.sunpower.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding our plans for, and the timing and impact of, shutdown of our Oregon manufacturing facility, and our future areas of focus. These forward-looking statements are based on our current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: (1) the timing and execution of restructuring plans; (2) employee management and retention issues that may arise; (3) estimates and assumptions related to the cost of exiting employees, modifying or terminating lease and other real estate obligations, and other associated costs; (4) potential disruptions to our operations and supply chain that may result from epidemics or natural disasters, including impacts of the Covid-19 pandemic; and (5) changes in public policy, including the imposition and applicability of tariffs. A detailed discussion of these factors and other risks that affect our business is included in filings we make with the Securities and Exchange Commission (SEC) from time to time, including our most recent reports on Form 10-K and Form 10-Q, particularly under the heading "Risk Factors." Copies of these filings are available online from the SEC or on the SEC Filings section of our Investor Relations website at investors.sunpower.com. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements in light of new information or future events.

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